UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

In the Matter of ) Order No.: CN 08-05)

PEOPLES COMMUNITY BANCORP, INC.) Effective Date: April 2. 2008)

West Chester, Ohio )

OTS Docket No. H-4356 )

ORDER TO CEASE AND DESIST

WHEREAS, PEOPLES COMMUNITY HANCORP, INC., West Chester, Ohio, OTS Docket No. H-4356 (Company), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation); and

WHEREAS, Company, by executing the Stipulation, has consented and agreed to the issuance of this Order to Cease and Desist (Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue consent Orders to Cease and Desist where a holding company has consented to the issuance of an order.

NOW, THEREFORE, IT IS ORDERED that:

Business Plan.

1. (a) On or before April 7, 2008. the Board shall develop a three year business plan (Business Plan), which specifically incorporates the requirements set forth within this Order and the comments contained within the October 9, 2007 Holding Company – Limited Examination.

(b) Within 10 days of developing the Business Plan required by this paragraph, a copy of the Business Plan shall be forwarded to the Regional Director for review and comment. The Board shall revise the Business Plan within 10 days of receiving the Regional Director’s comments, if any, and implement the revised Business Plan within 30 days thereafter.

(c) On a quarterly basis, beginning with the quarter ending June 30, 2008, the Board shall compare projected operating results contained within the Business Plan to actual results. Additionally, as part of the variance analysis required pursuant to this subparagraph, the Board shall determine any material deviations between the projections contained in the Business Plan and actual results. The Board shall prepare a report describing any material deviations between the projections contained in the Business Plan and actual results.

(d) Within 45 days of the close of each quarter, beginning with the quarter ending June 30, 2008, the Board shall provide the Regional Director with a copy of the variance analysis report required by this paragraph.

Operating Restrictions.

2. The Company shall not pay any dividends, without the prior written approval of the Regional Director.

3. The Company must file notice with the Regional Director at least 30 days before adding or replacing a director or hiring a senior executive officer, or changing the responsibilities of any senior executive officer so that the person would assume a different senior executive position.

4. The Company shall not make any golden parachute payments to any institution-affiliated party, unless as otherwise permitted under 12 C.F.R. Part 359.

5. As of the Effective Date of this Order, the Company shall not increase its debt position, without the prior written approval of the Regional Director.

6. As of the Effective Date of this Order, the Company shall not repurchase any Company stock, without the prior written approval of the Regional Director.

Effective Date, Incorporation of Stipulation.

7. This Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

Duration.

8. This Order shall remain in effect until terminated, modified or suspended, by written notice of such action by OTS, acting by and through its authorized representatives.

Time Calculations.

9. (a) Calculation of time limitations for compliance with the terms of this Order run from the Effective Date and shall be calendar based, unless otherwise noted; and

(b) The Regional Director may extend any of the deadlines set forth in the provisions of this Order upon written request by Company that includes reasons in support for any such extension. Any OTS extension shall be made in writing.

Submissions and Notices.

10. (a) All submissions, including progress reports, to OTS that are required by or contemplated by this Order shall be submitted within the specified timeframes; and

(b) Except as otherwise provided herein, all submissions, requests, communications, consents or other documents relating to this Order shall be in writing and sent by first class U.S mail (or by reputable overnight carrier, electronic facsimile transmission or hand delivery by messenger) addressed as follows:

(i) To OTS:

Thomas A. Barnes, Regional Director

Office of Thrift Supervision, U.S. Department of the Treasury

1 South Wacker Drive, Suite 2000

Chicago, Illinois 60606

Facsimile: (312) 917-5002

(ii) To Company:

Jerry D. Williams, President

Peoples Community Bancorp, Inc.

6100 West Chester Road

West Chester, Ohio 45069

Facsimile: (513) 881-5933

No Violations Authorized.

11. Nothing in this Order or the Stipulation shall be construed as allowing Company, its Board, officers or employees to violate any law, rule, or regulation.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:

Thomas A. Barnes

Regional Director, Central Region

Date: See Effective Date on page 1

UNITED STATES OF AMERICA

Before the

OFFICE OF THRIFT SUPERVISION

)In the Matter of ) Order No.: CN 08-05 )

)

PEOPLES COMMUNITY BANCORP, INC.) Effective Date: April 2, 2008

)

West Chester, Ohio )

OTS Docket No. H-4356

STIPULATION AND CONSENT TO ISSUANCE OF ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director), and based upon information derived from the exercise of its regulatory and supervisory responsibilities, has informed Peoples Community Bancorp, Inc., West Chester, Ohio, OTS Docket No. H-4356 (Company) that OTS is of the opinion that grounds exist to initiate an administrative proceeding against Company pursuant to 12 U.S.C. § 1818(b);

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to issue Orders to Cease and Desist where a savings and loan holding company has consented to the issuance of an order; and

WHEREAS, Company desires to cooperate with OTS to avoid the time and expense of such administrative cease and desist proceedings by entering into this Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraph I below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

1. Jurisdiction.

(a) Company is a “savings and loan holding company” within the meaning of 12 U.S.C. § 1813(w)(3) and 12 U.S.C. § 1467a. Accordingly, Company is “a depository institution holding company” as that term is defined in 12 U.S.C. § 1813(w)(1);

(b) Pursuant to 12 U.S.C. § 1818(b)(9), the “appropriate Federal banking agency” may initiate cease-and-desist proceeding against a savings and loan holding company in the same manner and to the same extent as a savings association for regulatory violations and unsafe and unsound acts or practices; and

(c) Pursuant to 12 U.S.C. § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against such savings and loan holding companies. Therefore, Company is subject to the authority of OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to12 U.S.C. § 1818(b).

2. OTS Findings of Fact.

Based on its October 9, 2007 examination of Company, OTS finds Company has engaged in unsafe and unsound practices, as reflected through the fact that Company does not have an effective and definite contingency plan for securing cash resources.

3. Consent.

Company consents to the issuance by OTS of the accompanying Order to Cease and Desist (Order). Company further agrees to comply with the terms of the Order upon the Effective Date of the Order and stipulates that the Order complies with all requirements of law.

4. Finality.

The Order is issued by OTS under 12 U.S.C. § 1818(b) and upon the Effective Date it shall be a final order, effective and filly enforceable by OTS under the provisions of 12 U.S.C. §

18 18(i).

5. Waivers.

Company waives the following:

(a) The right to be served with a written notice of OTS’s charges against it as provided by 12 U.S.C. § 18 18(b) and 12 C.F.R. Part 509;

(b) The right to an administrative hearing of OTS’s charges as provided by 12 U.S.C. § 18 18(b) and 12 C.F.R. Part 509;

(c) The right to seek judicial review of the Order, including, without limitation, any such right provided by 12 U.S.C. § 18 18(h), or otherwise to challenge the validity of the Order; and

(d) Any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Order, whether arising under common law, federal statutes or otherwise.

6. OTS Authority Not Affected.

Nothing in this Stipulation or accompanying Order shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting Company if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7. Other Governmental Actions Not Affected.

Company acknowledges and agrees that its consent to the issuance of the Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 6 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of Company that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

8. Miscellaneous.

(a) The Jaws of the United States of America shall govern the construction and validity of this Stipulation and of the Order;

(b) If any provision of this Stipulation and/or the Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise;

(c) All references to OTS in this Stipulation and the Order shall also mean any of the OTS’s predecessors, successors, and assigns;

(d) The section and paragraph headings in this Stipulation and the Order are for convenience only and shall not affect the interpretation of this Stipulation or the Order;

(e) The terms of this Stipulation and of the Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters; and

(f) The Stipulation and Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Regional Director or other authorized representative.

9. Signature of Directors/Board Resolution.

Each Director signing this Stipulation attests that he or she voted in favor of a Board Resolution authorizing the consent of Company to the issuance of the Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting. A copy of the Board Resolution authorizing execution of this Stipulation shall be delivered to OTS, along with the executed original(s) of this Stipulation.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, Company, by its directors, executes this Stipulation.

PEOPLES COMMUNITY BANCORP. INC.

West Chester, Ohio

By:

Donald L. Hawke

Chairman

Date: 4/2/2008

OFFICE OF THRIFT SUPERVISION

By:

Thomas A. Barnes

Regional Director, Central Region

Date: See Effective Date on page 1

John L. Buchanan, Director

Nichols N. Nelson, Director

Thomas J. Noe, Director

John E. Rathkamp, Director

James R. Van DeGrift, Director

Jerry D. Williams, Director